As filed with the Securities and Exchange Commission on May 22, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota	41-0448030
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

414 Nicollet Mall
Minneapolis, Minnesota	55401
(Address of Principal Executive Offices)	(Zip Code)

Xcel Energy Inc. 2024 Equity Incentive Plan
(Full title of the plan)

BRIAN VAN ABEL
Executive Vice President, Chief Financial Officer
Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500
(Name and address and telephone number,
including area code, of agent for service)

Copy to:

ROB BERNTSEN
Executive Vice President, Chief Legal and Compliance Officer
Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500
_________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 is not being filed with or included in this registration statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents, which have been filed with the SEC by Xcel Energy Inc. (“we,” “us” or “Xcel Energy”), are incorporated by reference in this registration statement:
(a)Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024;
(b)Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on April 25, 2024;
(c)Our Current Reports on Form 8-K filed with the SEC on January 29, 2024, February 23, 2024, February 29, 2024, February 29, 2024 and April 11, 2024; and
(d)The description of our Common Stock contained in our Form 8-K filed with the SEC on March 13, 2002, as updated by the description of our Common Stock contained in Exhibit 4.01 to our Annual Report for the year ended December 31, 2019, including any amendment or report filed for the purpose of updating such description.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.
Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Notwithstanding the foregoing, nothing in this registration statement shall be deemed to incorporate any information from Item 2.02 or Item 7.01 of any Form 8-K, or that is otherwise furnished under applicable SEC rules rather than filed, or any exhibits to the extent furnished in connection with such items.
Item 4. Description of Securities
Not applicable
Item 5. Interests of Named Experts and Counsel
Amy L. Schneider, who has given an opinion of counsel with respect to the securities to which this registration statement relates, is an employee and officer (Vice President, Corporate Secretary and Securities) of Xcel Energy. Ms. Schneider owns Xcel Energy securities and is eligible to participate in various Xcel Energy employee benefit plans, including the 2024 Plan. Ms. Schneider is the beneficial owner of less than 1% of our Common Stock.
Item 6. Indemnification of Directors and Officers
Section 521 of the Minnesota Business Corporation Act provides that a company shall, subject to certain limitations, indemnify officers and directors made or threatened to be made a party to a proceeding by reason of that officer or director’s former or present official capacity with the company. As required, we will indemnify that person against judgments, penalties, fines, settlements and reasonable expenses if the officer or director:
(a)has not been indemnified by another organization;
(b)acted in good faith;
(c)has not received an improper personal benefit and Section 255 regarding director conflicts of interests, if applicable, has been satisfied;
(d)assuming the case is a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful; and
(e)reasonably believed that the conduct was in the best interests of the company or, in the case of an officer or director who is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the company.

Article 4 of our Bylaws, as amended and restated, contains provisions for indemnification of our directors and officers consistent with the provisions described above.
We maintain directors’ and officers’ liability insurance which covers certain liabilities and expenses of our directors and officers and covers Xcel Energy for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.
Item 7. Exemption from Registration Claimed
Not applicable
Item 8. Exhibits

Exhibit Number	Description
4.01	Amended and Restated Articles of Incorporation of Xcel Energy Inc. (incorporated by reference to Exhibit 3.01 to Xcel Energy’s Current Report on Form 8-K filed on May 18, 2012).
4.02	Bylaws of Xcel Energy Inc., as Amended and Restated on August 23, 2023 (incorporated by reference to Exhibit 3.02 to Xcel Energy’s Form 8-K filed on August 23, 2023).
4.03	Xcel Energy Inc. 2024 Equity Incentive Plan.
5.01	Opinion of Amy L. Schneider, Xcel Energy’s Vice President, Corporate Secretary and Securities.
23.01	Consent of Amy L. Schneider, Xcel Energy’s Vice President, Corporate Secretary and Securities (included in Exhibit 5.01).
23.02	Consent of Deloitte & Touche LLP.
24.01	Power of Attorney.
107	Filing Fee Table.
Item 9. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1) (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of May, 2024.

Xcel Energy Inc.

By:	/s/ Brian J. Van Abel
Brian J. Van Abel
Executive Vice President, Chief Financial Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date listed above:

	/s/ Robert C. Frenzel	Chairman, President, Chief Executive Officer and Director
	Robert C. Frenzel	(Principal Executive Officer)

	/s/ Brian J. Van Abel	Executive Vice President, Chief Financial Officer
	Brian J. Van Abel	(Principal Financial Officer)

	/s/ Melissa L. Ostrom	Vice President, Controller
	Melissa L. Ostrom	(Principal Accounting Officer)

*
	Megan Burkhart	Director

*
	Lynn Casey	Director

*
	Netha Johnson	Director

*
	Patricia L. Kampling	Director

*
	George J. Kehl	Director

*
	Richard T. O’Brien	Director

*
	Charles Pardee	Director

*
	Christopher J. Policinski	Director

*
	James Prokopanko	Director

*
	Timothy Welsh	Director

*
	Kim Williams	Director

*
	Daniel Yohannes	Director

*By:	/s/ Amy L. Schneider
	Amy L. Schneider	Attorney-in-Fact